EXHIBIT 10.17


                               LONG TERM AGREEMENT


This long term agreement (hereinafter "Agreement") is entered into by and between Boeing Satellite Systems International, Inc. (hereinafter "Buyer", "BSSI" or "Boeing") and CopyTele, Inc. (hereinafter "Seller").

Buyer and Seller agree that this Agreement shall be effective for a period of three (3) years commencing on April 2, 2004.

Subject to the terms and  conditions  specified  herein,  Buyer hereby agrees to
purchase  and  Seller  agrees  to  sell  the  parts   identified  in  Exhibit  A
(hereinafter "Parts").

The following Exhibits are an integral part of this Agreement and are incorporated herein by this reference:

                  EXHIBITS:                 TITLE:
                  --------                  ------

                  Exhibit A                 Parts List

                  Exhibit B                 Purchase Order Attachments

                  Exhibit C                 Technical Documents

In consideration of the promises set forth herein, the parties hereto mutually agree as follows:

         1.0      IMPLEMENTATION OF AGREEMENT

                  1.1 Whenever Buyer elects to procure Parts priced pursuant to the terms of this Agreement, Buyer shall issue firm fixed price Purchase Orders on Buyer's standard purchase order forms incorporating such attachments and documents set forth in Exhibits B and C hereto as are deemed by Buyer to be applicable under the circumstances. Each such Purchase Order shall set forth the items being ordered, the quantities to be furnished, the negotiated prices, and such information or instructions as Buyer may deem necessary. Each purchase order shall be subject to seller's acceptance. Seller agrees to comply with each such Buyer's Purchase Order issued hereunder subject to the requirements set forth in each such Purchase Order and this Agreement. Buyer's sole representative authorized to issue Purchase Orders hereunder is Ali Asgharzadeh or any substitute representative designated in writing by Buyer (hereinafter "Buyer's Authorized Purchasing Representative").

                  1.2 Buyer's Purchase Orders will be identified by number, and Seller shall reference this number on packing sheets, invoices, and other documents as required. A separate invoice shall be submitted for each Purchase Order unless otherwise specified.

         2.0      DELIVERY

                  2.1 All items ordered hereunder shall be delivered in accordance with the delivery requirements set forth on each Purchase Order.

         3.0      QUANTITY AND PRICE

                  3.1 Buyer agrees that it will procure a minimum quantity as identified in Exhibit A from Seller during the term of this Agreement. Notwithstanding the foregoing, Buyer's obligation to procure Parts from Seller is conditioned upon Seller's ability to design, qualify, fabricate, manufacture, assemble, test and in all respects satisfy Buyer's Purchase Order requirements regarding timely delivery of conforming Parts. Buyer is in no way obligated to purchase any inventories (residual or otherwise) that Seller may establish under this Agreement.

                  3.2 It is understood and agreed that any estimates contained in this Agreement or furnished by Buyer are not minimums, maximums or guarantees, and authorization of any work shall only be upon the issuance of Purchase Orders by Buyer's Authorized Purchasing Representative. Buyer shall have no responsibility for the accuracy of any estimate and any reliance by Seller shall be at Seller's sole risk and expense. Any estimate shall be subject to adjustment from time to time and such estimate shall not constitute a change in accordance with the changes clause contained in the terms and conditions of this Agreement.

                  3.3 Unit prices for items covered by this Agreement are as set forth in a letter from Seller.

                  3.4 Boeing shall not be obligated to pay Seller any amount in excess of the authorized Purchase Orders.

                  3.5      Payment Terms shall be Net 45.

                  3.6      Buyer's California Resale Permit Number is
                           SB AB 99-930684.

                  3.7 Seller agrees that all deliveries shall be FOB origin except with Buyer requested priority freight shipments to support unplanned demands and/or emergencies as instructed and authorized in a Purchase Order.

         4.0      QUALITY ASSURANCE

                  4.1      Purchase  Orders issued under this Agreement shall be
                           performed   in   accordance   with  best   commercial
                           practices.

         5.0      ACCEPTANCE

                  5.1 All goods delivered under Purchase Orders issued under this Agreement shall be subject to inspection by Buyer prior to acceptance at such times and places as directed by Buyer. Except as regards to latent defects, fraud or such gross mistakes as amount to fraud, the goods delivered under Purchase Orders issued under this Agreement shall be considered accepted by Buyer upon the occurrence of any of the following conditions:

                                    (a)     Buyer makes final  inspection of and
                                            gives   written   notice   of  final
                                            acceptance,

                                    (b)     The termination of a ninety (90) day
                                            inspection period following delivery
                                            of the goods to Buyer, provided that
                                            no    nonconformance     with    any
                                            requirements  of this  Agreement  or
                                            the Purchase Order is found,

                                    (c)     Buyer's written approval of Seller's
                                            correction  of defects or deviations
                                            from   requirements   discovered  by
                                            Buyer during the inspection process.

                  5.2 Upon receipt of notice from Buyer, Seller shall promptly correct all defects discovered during the inspection process. If Seller fails to promptly correct such defects, Buyer may, among other things,
                           (a) have any or all such defects corrected through other means at Seller's expense, or (b) return the goods to Seller for the full invoice price plus any applicable transportation charges.

                  5.3 The term "latent defects," for purposes of this Article, are conditions resulting in noncompliance of goods with one or more requirements of this Agreement or the Purchase Order which noncompliance was not discovered during the inspection process.

                  5.4      Buyer's   inspection   and  acceptance  of  goods  or
                           approval of data and documentation submitted by Seller shall not constitute a waiver of any of Buyer's rights provided in this Agreement or the Purchase Order and shall not excuse Seller from full compliance with all requirements of this Agreement and the Purchase Order.

         6.0      RESERVED

         7.0      RESERVED

         8.0      RESERVED

         9.0      CREDIT OFFICE VISIBILITY

                  9.1 If requested, Seller shall provide financial data, on a quarterly basis, or as requested to the Boeing Corporate Credit Office for credit and financial condition reviews. Said data shall include but not be limited to balance sheets, schedule of accounts payable and receivable, major lines of credit, creditors, income statements (profit and loss), cash flow statements, firm backlog, and headcount. Copies of such data are to be made available within 72 hours of any written request by Boeing's Corporate Credit Office.

         10.0 RESERVED

         11.0     LIQUIDATED DAMAGES

                  11.1 Seller acknowledges that Buyer may require liquidated damages for late delivery under any Purchase Order issued under this Agreement. In the event Buyer requires liquidated damages, the following clause shall be included in the Purchase Order. Seller agrees to negotiate in good faith the liquidated damages amount and the maximum liability for liquidated damages applicable to the Purchase Order.

                                    "Seller  agrees to be subject to  liquidated
                                    damages  for  late  delivery,  as set  forth
                                    below,   and   further   agrees   that  such
                                    liquidated   damages  are   intended  to  be
                                    compensatory and do not constitute a penalty
                                    for late delivery.  The parties  acknowledge
                                    and  agree  that the  losses  that  would be
                                    suffered  by  reason  of any  late  delivery
                                    would  be   difficult   or   impossible   to
                                    ascertain  and that the  liquidated  damages
                                    set  forth  below   represent  a  reasonable
                                    estimate  of those  losses.  The  liquidated
                                    damages  set forth  below  are  specifically
                                    applicable  to late delivery  only.  Buyer's
                                    rights  and  remedies  for  other  than late
                                    delivery  are as set forth in this  Purchase
                                    Order  and  as  are  available  at law or in
                                    equity. For purposes of this provision,  the
                                    term   "delivery"   shall  mean  receipt  of
                                    conforming items at Buyer's  receiving dock.
                                    If  Seller   fails  to   deliver   items  in
                                    accordance  with the  delivery  schedule set
                                    forth in this Purchase  Order,  Seller shall
                                    immediately   pay  to  Buyer  the  following
                                    liquidated damages: $TBD per Part for every calendar day that the Part is delivered after the scheduled delivery date up to a maximum of $TBD under this Purchase Order."

         12.0 RESERVED

         13.0     PERIODIC REVIEW OF AGREEMENT

                  13.1 In the interest of maintaining a good-faith, long-term relationship between Buyer and Seller as contemplated by this Agreement, Buyer and Seller shall convene no less than an annual review each calendar year to discuss the agenda items suggested below:

                            1. Seller's and Buyer's past performance
                            2. Buyer's business projections

                            3. Possible opportunities for cost savings to both
                               parties
                            4. Potential  for the  extension of the Agreement
                            5. Other  matters as deemed  applicable  and
                               appropriate by the parties.

         14.0     EXPORT COMPLIANCE

                  14.1 Information furnished to Seller under this Agreement may contain technical data as defined in the International Traffic in Arms Regulation ("ITAR") at 22 CFR 120.10. Seller is advised and hereby acknowledges that such technical data may not be exported, disclosed or transferred to any foreign person, as defined in the ITAR at 22 CFR 120.16, without first complying with all requirements of the ITAR (22 CFR 120-130) including requirements for obtaining any required export authority. Seller shall indemnify and hold Buyer harmless from and against any and all claims, liabilities and expenses resulting from Seller's failure to comply with the export laws and regulations of the United States.

         15.0     ADMINISTRATIVE AUTHORITY

                  15.1 Changes to this Agreement shall not be binding upon Buyer except when specifically confirmed in writing by Buyer's Authorized Purchasing Representative. Information, advice, approvals, or instructions by Buyer's technical personnel or other representatives shall be deemed expressions of personal opinion only and shall not affect Buyer's or Seller's rights and obligations hereunder unless set forth in a writing which is signed by Buyer's Authorized Purchasing Representative and which expressly states that it constitutes a change to this Agreement.

                  15.2 Whenever there is a requirement in this Agreement or its Purchase Orders for Buyer's approval of plans, drawings, specifications or similar documents or for Buyer to participate in any meetings, conferences or design reviews, such approvals or participations shall not be deemed or construed to waive any of Seller's obligations to meet all the requirements of this Agreement or its Purchase Orders.

         16.0     ASSIGNMENT AND SUBCONTRACTING

                  16.1 Neither this Agreement, nor any interest herein, nor claim hereunder may be assigned or delegated by Seller, nor may this Agreement be further subcontracted by Seller without prior written consent of Buyer.

                  16.2 Notwithstanding the foregoing, Seller may, without Buyer's consent, assign monies due or to become due hereunder provided Buyer shall continue to have the right to exercise any and all of its rights hereunder, settle any and all claims arising out of, and enter into amendments to this Agreement, without notice to or consent of the assignee. Buyer shall be given written notice of any assignment and all invoices shall refer to the assignment.

         17.0     CHOICE OF LAWS AND DISPUTES

                  17.1 This Agreement shall be construed and the relations between the parties determined in accordance with the laws of the State of California without giving effect to California's Conflict of Law rules.

                  17.2 Buyer and Seller agree to make a good faith attempt to settle any dispute arising under or related to this Agreement without resort to legal action. If such good faith efforts fail, the parties may litigate such dispute before any court of competent jurisdiction in the county of Los Angeles, California. Pending resolution of any such dispute, Seller shall proceed diligently with the performance of this Agreement in accordance with Buyer's direction concerning the subject matter of the dispute.

         18.0     GENERAL

                  18.1 The invalidity of any provision of this Agreement shall not affect the validity of the other provisions of this Agreement which can be given effect without the invalid provision. Either party's failure to insist, in any one or more instances, upon the performance of any term of this Agreement shall not be construed as a waiver or relinquishment of that party's right to such performance or to future performance of such a term or terms, and the other party's obligation in respect thereto shall continue in full force and effect. The headings in this Agreement are included for the convenience of the parties only and shall not be considered or relied upon in the interpretation of this Agreement.

         19.0     ORDER OF PRECEDENCE

                  19.1     Conflicting  or   inconsistent   provisions  of  this
                           Agreement, if any, shall prevail in the following descending order of precedence:

                          1. Buyer's Purchase Order implementing this
                             Agreement,
                          2. This Agreement,
                          3. Buyer's  Purchase  Order  Attachments incorporated
                             by  reference  into this Agreement,
                          4. Technical Documents incorporated by reference
                             into this Agreement

20.0     DISTRIBUTORSHIP

                  20.1 Seller hereby appoints Buyer, subject to the terms set forth herein, as sole distributor for the direct and indirect sale of the Parts during the term of this Agreement. Buyer hereby accepts such appointment on behalf of itself and its resellers.

                  20.2 Buyer has no obligation under this Agreement to promote the sale or stimulate interest in the Parts or to sell any minimum quantity of Parts under this Agreement.

21.0     PROPRIETARY RIGHTS AND DISCLOSURE

                  21.1 Seller shall not use or disclose, without Buyer's prior written consent, any tools or other items or drawings, specifications, technical information, computer software, or other data which have been specially designed for Buyer in connection with this Agreement or furnished by Buyer.

22.0     MODIFICATION TO GP-1

22.1 Article 8, Warranty, in GP-1, The Boeing Company General Provisions Fixed Price Contract, is deleted and replaced with the following:

                           "Seller warrants that all Goods shall meet the specifications set forth in Exhibit C hereto and shall be free from defects in materials and workmanship for a period of twelve (12) months from the date of delivery. In the event that any nonconformance or defects shall appear during such twelve (12) month period, Seller shall evaluate the deficiency and, at its option, shall either make the required repairs, replace the Goods, or have the repairs made by Buyer at Seller's expense. Upon receipt of any shipment, Buyer shall perform inspection procedures and shall notify Seller promptly, but in no event later than sixty days after the date of delivery, of any nonconformance, defect or damage to any of the Goods received which a reasonable inspection would disclose.


                           EXCEPT AS EXPRESSLY SET FORTH IN THE PRECEDING PARAGRAPH, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE PRODUCTS, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS OR FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

                           Notwithstanding the above, claims by Buyer against Seller for contribution toward third party injury, damage or loss are not limited, waived, released or disclaimed."

         23.0     INTEGRATION

                  23.1 This Agreement constitutes the complete and exclusive statement of the terms of this agreement between Buyer and Seller and supersedes all prior representations, understandings, and communications relating hereto.




         IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the last date shown below.

         BOEING SATELLITE SYSTEMS, INC.

         By: /s/ Ali Asghrzadeh
         ------------------------------
                 Ali Asghrzadeh

         Title:   Program Manager

         Date:    September 16, 2004


         COPYTELE, INC.

         By:      /s/ Denis A. Krusos
         ----------------------------------
                      Denis A. Krusos
         Title:   Chairman of the Board and
                  Chief Executive Officer

         Date:    September 16, 2005

                                    EXHIBIT A

                                   PARTS LIST

Buyer agrees that it will procure a minimum of ten (10) of each Part identified in Exhibit A from Seller during the term of this Agreement.


                  PART NO.          DESCRIPTION


                  DCS-1400-D   Docker Encryption Device
                  USS-900T     Satellite Fax Encryption
                  USS-900TL    Landline to Satellite Fax encryption
                  USS-900WF    Satellite and Cellular Fax encryption
                  USS-900WFL   Landline to Satellite and Celluar Fax encryption

                                    EXHIBIT B

                           PURCHASE ORDER ATTACHMENTS


Buyer shall incorporate in Purchase Orders issued under this Agreement such Purchase Orders set forth below as are deemed by Buyer to be applicable under the circumstances. Buyer may incorporate such additional provisions as Buyer may reasonably deem necessary in order to comply with the provisions of the contract or higher-tier subcontract between Buyer and its customer.


  ATTACHMENT        TITLE                                               DATE
  ----------        -----                                               ----
  GP-1                      The Boeing Company General Provisions       5/1/02
                            Fixed Price Contract

  4007                      Additional General Provisions               6/1/03

                                    EXHIBIT C

                               TECHNICAL DOCUMENTS

                  TITLE                                          DATE
                  -----                                          ----
                  Technical Specification DCS-1400-D          4/01/2004
                  Technical Specification USS-900T            9/15/2004
                  Technical Specification USS-900TL           9/15/2004
                  Technical Specification USS-900WF           9/15/2004
                  Technical Specification USS-900WFL          9/15/2004